UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  December 12, 2018

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2018, Aegion Corporation (the "Company") executed a third amendment (the "Third Amendment") to its current credit agreement, dated October 30, 2015, as previously amended. The Third Amendment, among other things, (a) modifies the calculation of consolidated EBITDA; (b) reduces the aggregate revolving commitments by $50,000,000 to $225,000,000; (c) permits the Company to increase certain commitments by a maximum aggregate amount of up to $300,000,000, which is increased from $225,000,000; (d) modifies the Company's right to make certain additional restricted payments; (e) modifies the consolidated leverage ratio requirement; (f) modifies the consolidated fixed charge coverage ratio requirement; (g) permits the disposition, dissolution or liquidation by the Company of certain subsidiaries of the Company and permits certain investments received in connection with such dispositions; and (h) implements certain technical and other amendments.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 12, 2018, the Company appointed Kenneth L. Young as Corporate Controller and Chief Accounting Officer of the Company, effective December 12, 2018. Mr. Young will continue to serve as the Senior Vice President and Treasurer of the Company. Mr. Young, age 67, has served as the interim Corporate Controller and interim Chief Accounting Officer of the Company since May 4, 2018, and as Senior Vice President and Treasurer of the Company since 2009. Prior to joining the Company, he served as the Chief Financial Officer, Secretary and Treasurer for Huttig Building Products, Inc., a public company based in St. Louis, Missouri, from 2005 to 2009. Prior to that, he served as Corporate Treasurer for MEMC Electronic Materials, a public company based in St. Louis, Missouri, from 1989 to 2005.

There are no family relationships between Mr. Young and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Young and any other person pursuant to which Mr. Young was selected as an officer. Mr. Young has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Young's compensation was not modified in connection with this appointment.

Item 7.01.	Regulation FD Disclosure

On December 13, 2018, the Company issued a press release announcing Mr. Young's appointment as Corporate Controller and Chief Accounting Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1
Third Amendment, dated December 13, 2018, among Aegion Corporation, the Guarantors, Bank of America, N.A., as Administrative Agent, and the other parties thereto, filed herewith. (Certain information has been omitted and filed separately pursuant to confidential treatment under Rule 24B-2.)

99.1	Press Release of Aegion Corporation dated December 13, 2018, filed herewith.

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ Mark A. Menghini
Mark A. Menghini
Senior Vice President and General Counsel

Date: December 14, 2018

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1
Third Amendment, dated December 13, 2018, among Aegion Corporation, the Guarantors, Bank of America, N.A., as Administrative Agent, and the other parties thereto, filed herewith. (Certain information has been omitted and filed separately pursuant to confidential treatment under Rule 24b-2.)

99.1	Press Release of Aegion Corporation dated December 13, 2018, filed herewith.